Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Ennis, Inc. (No.333-44624 and 333-38100 on Form S-8), of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of the Ennis, Inc. 401(k) Plan for the year ended December 31, 2025.

/s/ CohnReznick LLP

Frisco, Texas

June 26, 2026